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                                                                   EXHIBIT 10.20


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT, made as of this _____ day of _________, 1999, by and between FMCSR Holding Corp., having his principal office at 255 Bergen Turnpike, Ridgefield Park, NJ 07660 (hereinafter referred to as the "LESSOR"), and HORIZON HIGH REACH INC., 222 Bergen Turnpike, Ridgefield Park, NJ 07660 with offices at 1540 E. Shaw #123 Fresno, California 93710 (hereinafter referred to as the LESSEE").


                                   WITNESSETH:


         The LESSOR, in consideration of the rents herein reserved and of the covenants and agreement herein contained to be kept, observed and performed, has hereby leased to Lessee, for the term hereafter stated, premises located in the Village of Ridgefield Park, County of Bergen and State of New Jersey, together with building and certain improvements thereon, said premises being known, designated and located at 222 Bergen Turnpike and consisting of office and warehouse space of approximately 17,100 square feet (hereinafter "premises" or "demised premises"). Said premises are further shown on "schedule A" attached hereto and made a part hereof, and designated as leased premises on said diagram.

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                                   ARTICLE I



     TERM OF LEASE - USE OF PREMISES

Section 1.1   Term

         The term of this Lease shall be for a period of five (5) years commencing on April 1, 1999 and terminating on March 31, 2004, unless sooner terminated as hereinafter provided.

Section 1.2 - Use of Premise

         The premises are to be used as an office, repair and service shop, parts warehouse, crating, loading, unloading and related activities. No other use shall be permitted without Lessor's express written consent, which shall not be unreasonably withheld.

Section 1.3 - Parking

         The Lessee shall share parking in the parking area in the front of its premises with other tenants, excepting that for an area as designated on attached site plan along the north side of its building, the Lessee shall have the exclusive privilege to park automobiles, trucks and other motor vehicles. It is understood that Lessor shall have no responsibility to monitor or control parking. Parking in common areas for all motor vehicles other than automobiles shall be permitted only with the express written consent of Lessor, which reserves the right to charge an additional consideration therefor in the sum of $100.00 per month per vehicle, in advance, (which shall be deemed additional rent) and to designate the parking location for such other motor vehicles.

                                   ARTICLE II

Section 2.1 - Rent

         Lessee covenants and agrees to pay to Lessor, as basic rent for and during the term hereof, the sum of SIX HUNDRED SIXTY THOUSAND ($660,000.00) DOLLARS. Said rent shall be due and payable in sixty (60) monthly installments due on the first day of the month in advance, without set-off or deduction of any kind, in the amount of $11,000.00 PER MONTH. Rents shall be payable to Lessor at the address hereinbefore set forth, or such other address as Lessor shall hereinafter designate in writing.

Section 2.2 - Net Rent Provision

         This Lease shall be deemed and construed to be a "net lease" except that the Lessor shall pay the real estate taxes and the Lessee shall reimburse Lessor for Lessee's share of tax increases as set forth in this lease. All basic rent and all additional payments hereunder shall be made by


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Lessee to Lessor, free from charges, fees, impositions, expenses and deductions of every nature whatsoever.

Section 2.3 - Payment of Taxes

         During the term hereof, Lessee shall pay to Lessor, as additional rent, the "Lessee's share" of tax increases imposed on the Lessor's entire premises to the extent that said taxes have increased from the taxes in the base year of 1997. For the purpose of this Section, "taxes" shall mean all taxes and special and extraordinary assessments. Lessee's share shall be calculated based upon the ratio that building area leased to Lessee bears to square footage of all buildings located on Lessor's entire premises. The ratio of said areas is presently 47%.

         Lessee's share of taxes shall be payable monthly on the first day of each month in advance to Lessor. Lessor shall give notice to Lessee of any tax increases, and Lessee's share thereof (computed on a cumulative basis from the 1997 base year) shall be paid to Lessor in 12 equal consecutive monthly installments as additional rent. The first monthly installment shall be due and payable on the first day of the next month after said notice. To the extent that a tax charge shall relate to any time period prior to said notice, said charge shall apply retroactively (but not earlier than the commencement date of the lease term). The amount of any deficit in the payments made prior to the notice of tax change shall be credited to or paid by Lessee on the first day of the next month after said notice.

         Lessor agrees to annually furnish to Lessee a copy of the tax bill(s), upon Lessee's request therefor.

         Notwithstanding the foregoing, in the event of any assessment imposed upon the premises, payable over a term of years, Lessee shall pay Lessee's share of same to Lessor as additional rent in monthly installments. The amount of each monthly installment shall be computed based upon the amount of the assessment divided by the number of months over which same shall be payable, together with such interest thereon as may be due to the governmental entity imposing the assessment. In the event that the assessment is imposed on Lessor's entire premises, Lessee's share of the assessment shall be computed on the same percentage basis as utilized to determine Lessee's share of tax increases.

Section 2.4 - Insurance and Indemnification

     A. Lessee, at its own cost and expense, shall obtain and keep in full force for Lessor's benefits, during the term hereof:



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         1. General public liability insurance, insuring Lessor against any and all liability or claim of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the leased premises, for injuries to any person or persons, for limits of not less than One Million ($1,000,000.00) Dollars for injuries to one person, and Three Million ($3,000,000.00) Dollars for injuries to more that one person in any one accident or occurrence and for loss or damage to the property of any person or persons for not less than One Million ($1,000,000.00) Dollars.

         2. All policies of insurance shall be of a reputable company or companies authorized to do business in this State and such policies or certificates evidencing same, shall be delivered to the Lessor together with evidence of the payment of the premiums therefor, on or before the commencement of the term hereof. At least thirty (30) days prior to the expiration or termination date of any policy, the Lessee shall deliver a renewal or replacement policy or certificate with proof of the payment of the premium therefor. Lessee also agrees to and shall save, hold harmless and indemnify the Lessor from and against any and all payments, expenses, costs, reasonable attorney fees and from and against any and all claims and liability for losses or damage to property or injuries to persons occasioned wholly or, if in part, to the extent caused by or resulting from any acts or omissions by the Lessee or Lessee's agents, employees, guests, licenses, invitees, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of occupancy by Lessee and the conduct of the Lessee's business, excepting, however, losses. liabilities, expenses, and claims arising from the negligence, willfulness conduct, or breach of this Lease by Lessor or Lessor's agents, or employees.

         B. Lessor shall keep the building on the demised premises insured against loss or damage by fire, with extended coverage endorsement in an amount reasonably satisfactory to Lessor. If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the leased premises, in an amount and in the form and with insurance companies reasonably acceptable to Lessor, Lessor may, if Lessor so elects at any time thereafter, terminate this lease and the term hereof, upon giving to Lessee ninety (90) days notice in writing of Lessor's intention to do so, and upon the giving of such notice, this Lease and the term thereof shall terminate. During said period, Lessee shall have the right to attempt to obtain such reasonably acceptable insurance. If same is obtained during said period, this Lease shall not terminate.


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         Additionally, if by reason of the use to which the premises are put by
Lessee or character of or the manner in which Lessee's business is carried on, the insurance rates for fire and other hazards shall be increased, the Lessee shall upon demand, pay to Lessor, as additional rent, the amounts by which the premiums for such insurance are increased. Lessor agrees to provide evidence of rate increase (s) and the reasons for same to Lessee.

Section 2.5 - Utilities

         Lessee shall pay all charges for heating fuel, cooling, electric, utilities, mechanical, trash removal, janitorial, snow removal, sewerage charges and similar charges related to Lessee's possession and use of the premises.


Section 2.6 - Non-Payment of Additional Rent

         In case the Lessee shall fail, refuse or neglect to make any of the payments required in this Lease, then Lessor may, at its option, following notice and five (5) days opportunity to cure, pay the same, and the amount or amounts of money so paid, including reasonable attorneys fees and reasonable expenses which might have been reasonably incurred because of, or in connection with such payments, together with interest on all of such amounts, at the rate of twelve (12%) percent per annum, shall be repaid by Lessee, upon the demand of the Lessor, and the payment thereof may be collected or enforced by the Lessor as additional rent in the same manner as though said amount were an installment of rent specifically required by the terms of this Lease to be paid by Lessee to Lessor, on the day when Lessor demands repayment thereof or reimbursement therefor of or from the Lessee; but the election of Lessor to pay such charges shall not waive the default thus committed by Lessee.

Section 2.7 - Late Charges

         If Lessee shall fail to make payment of any base or additional rent installment, or of any other charge due hereunder within ten (10) days of the due date thereof, Lessee shall pay to Lessor a late charge equal to five (5%) percent of the unpaid amount, which late charge shall be deemed additional rent.

Section 2.8 - Security

         Lessee has deposited with Lessor the sum of Nine Thousand Eight Hundred Nine Four ($9,894.56) Dollars and fifty-six Cents. All of said deposits shall be held as security for the faithful performance and observance by Lessee of the terms, provisions and



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conditions of this Lease. It is agreed that in the event Lessee defaults in respect to any of the terms, provisions and conditions or this Lease, Lessor may use or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and/or additional rent or any other sum as to which Lessee is in default or for any sum which Lessor may expend or may be required to expend by Lessee's default in respect to any of the terms, covenants and conditions of this Lease. In the event that the Lessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Lessee, without interest, after the date designated at the end of the lease and after delivery of entire possession of the demised premises to Lessor.

                                  ARTICLE III

                             REPAIRS AND ALTERATIONS

Section 3.1 - Repairs

         A. Lessee has examined the premises and has entered into this lease without any representations on the part of the Lessor as to the condition thereof. Lessee shall take good care of the premises and at Lessee's own cost and expense maintain and make all repairs and replacements to the building, both interior and exterior, including all systems thereof, that may be required during the term of the Lease, except as may be hereinafter provided. Notwithstanding the foregoing, and on the condition that same shall not have been caused by the negligent or careless act or omission of Lessee, or its servants, agents or employees, Lessor shall be responsible for structural and roof repairs, and shall perform such repairs to the pavement (exclusive of snow plowing) as may be necessary to provide reasonable use and access to the Demised Premises by the Lessee. Lessee shall be responsible for all other repairs.

         B. Lessee shall neither encumber nor obstruct the sidewalks, driveways, entrances, etc. but shall keep and maintain same in a reasonably clean condition free from debris, trash and refuse. No outside storage shall be permitted, except as otherwise provided herein, nor shall any trash or debris be placed or allowed to remain in the premises exterior except in acceptable receptacles to be obtained by Lessee at its own expense. At the expiration of the term hereof, Lessee shall deliver up the premises in good order and condition, wear and tear from reasonable use thereof, and damage by the elements, excepted. Lessor shall have the right to inspect the premises at reasonable times during business hours upon reasonable notice to Lessee. In the event Lessee shall fail to make any repairs which are Lessee's responsibility under this Lease, or if Lessee fails to commence such repairs within twenty (20) days after written notice from


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Lessor, the said repairs may be done by Lessor at the cost and expense of
Lessee. In the case of Lessee's failure to pay therefor, the said cost and expense shall be added to the next month's rent as additional rent and be due and payable as such, and Lessor shall have the like remedies for the collection thereof as it would have had in case of default in payment of the basic or additional rent hereinabove reserved. This provision is in addition to the right of Lessor to terminate this Lease by reason of any default on the part of Lessee, as set forth in this Lease. Any act of repair or replacement by Lessor or silence or absence of action, shall not operate as a waiver of any covenant herein.

Section 3.2 - Alterations

         No alterations, additions or improvements shall be made or installed in or attached to the premises, without the prior written consent of Lessor which shall not unreasonably be withheld. Lessor will respond to Lessee within ten
(10) days after Lessor's receipt of Lessee's written request for Lessor's consent, which request must be accompanied by detailed plans (if necessary) relating to the proposed alterations, additions or improvements. Notwithstanding Lessor's consent, Lessee shall obtain all permits and approvals which may be required in connection with the proposed alteration, addition or improvement. Unless otherwise provided herein, all non-moveable alterations, additions or improvements when made, installed in or attached to the premises shall belong and become the property of Lessor and shall be surrendered with the premises and as a part thereof upon the expiration of this Lease. Lessee shall be responsible for the repair of any damage resulting from the removal of any property permitted to be removed hereunder.

Section 3.3 - Waste

         The Lessee covenants not to do or suffer any waste damage, disfigurement or injury to the premises.

                                   ARTICLE IV

                              COMPLIANCE WITH LAWS

Section 4.1

         Lessee shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the federal, state and municipal governments or public authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other



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grievances in, upon or connected with the said premises, during the term hereof;
and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Lessee's own cost and expense, provided, however, that Lessee shall not be responsible for pre-existing violations. Should Lessee fail or neglect to comply as aforesaid with the aforesaid statues, ordinances, rules, orders, regulations and requirements, or any of them, or has not commenced steps to effect such compliance within fifteen
(15) days after written notice of same from Lessor, the Lessor or its agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements at the cost and expense of the Lessee, and in case of the Lessee's failure to pay therefor, the said cost and expense shall be added to the next month's rent as additional rent, and payable as such; and Lessor shall have the like remedies for the collection thereof as it would have had in case of default in the payment of the base or additional rent herein reserved. This provision is in addition to the right of Lessor, if any, to terminate this Lease by reason of any default on the part of Lessee.


         Except as otherwise set forth in this lease, Lessee shall, at its own expense, obtain a certificate of occupancy and all other required permits and approval prior to commencement of premises occupancy. Horizon is responsible only for complying with those laws that are applicable to Horizon's particular use.

                                   ARTICLE V

                        ASSIGNMENT, MORTGAGE, SUBLETTING

Section 5.01

         Neither this lease, nor the term and estate hereby granted nor any part hereof or thereof, nor the interest of Lessee in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Lessee, and neither the demised premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Lessee or anyone claiming under or through Lessee, or shall be sublet, offered or advertised for subletting, or be used or occupied or permitted to be used or occupied, by anyone other than



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Lessee or for any purpose other than as permitted by this lease, without the prior written consent of Lessor in every case, except as expressly otherwise provided in this Article.

Section 5.02

         If this lease be assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee. If the demised premises or any part thereof be sublet or be used or occupied by any party other than Lessee, whether or not in violation of this lease, Lessor may, after default by Lessee and expiration of Lessee's time to cure such default, if any, collect rent from the undertenant or occupant. In either event, Lessor may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Lease, or the acceptance of the assignee, undertenant or occupants as tenant, or a release of Lessee from the further performance by Lessee of Lessee's obligations under this lease. The consent by Lessor to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Lessee from obtaining the express written consent of Lessor to any other or further assignment, Mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.

Section 5.03

         Provided Lessee complies with the following conditions, Lessor shall not unreasonably withhold its consent to the assignment of the lease or subletting of the demised premises or a portion thereof.

         a) Lessee shall submit in writing to Lessor (i) the name of the proposed assignee or subtenant (ii) the nature and character of the proposed assignee's or subtenant's business, (iii) the terms and conditions of the proposed assignment or sublease and (iv) such reasonable financial information as Lessor may request regarding the proposed assignment or sublease and (iv) such reasonable financial information as Lessor may request regarding the proposed assignee or subtenant;

         b) If Lessee requests the right to sublease, the Lessor, at Lessor's election, may (i) elect to sublease the demised premises directly from Lessee upon the same terms and conditions offered to the proposed subtenant, or
(ii) cancel this lease, in which event Lessee agrees to surrender all of its right, title and interest hereunder and Lessor may thereafter enter into a direct lease with the proposed subtenant or with any other persons as Lessor may desire, or


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(iii) consent to the subletting. Lessor's election under this subdivision (b)
shall be made within twenty (20) days after the information set forth in subparagraph (a) hereof has been received by Lessor.

         c) If Lessee has obtained consent to such proposed assignment or subletting by any superior lessor and/or superior mortgagee, provided such superior lessor and/or superior mortgagee requires consent thereto;

Section 5.04

         The following shall constitute further conditions precedent to any proposed sublease or assignment:

         a) Lessee shall comply with the Industrial Site Recovery Act and the regulations promulgated thereunder ("ISRA"), at Lessee's cost and expense;

         b) Lessee shall promptly furnish to lessor true and complete copies of all documents, submissions and correspondence, if any, provided by Lessee to the Bureau of Industrial Site Evaluation ("Bureau") and all documents, reports, directives and correspondence provided by the Bureau to Lessee, if any. Lessee shall also promptly furnish to Lessor true and complete copies of all sampling and test results obtained from samples and tests taken at and around the premises, if any;

         c) Lessee shall have received from the Bureau either (i) a non-qualified approval of Lessee's negative declaration or (ii) a non-applicability letter, for which Lessee shall promptly apply pursuant to ISRA. If this condition shall not be satisfied, then Lessor shall have the right to withhold consent to sublease or assignment.

Section 5.05

         Lessee shall remain fully liable for the performance of all of Lessee's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Lessor for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Lessee.

Section 5.06

         Without affecting any of Lessee's other obligations under this Lease, if Lessor consents to any assignment or sublease, Lessee shall pay to Lessor as additional rent, one-half of the



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difference between (A) all sums or other economic consideration received by
Lessee as a result of an assignment or subletting (other than payments attributable to the amortization over the Lease term of the cost of leasehold improvements which are part of the assigned or sublet portion of the premises and have been paid for by Lessee), whether or not denominated as rental under the assignment or sublease, and (B) all sums which Lessee is obligated to pay to Lessor under this Lease (prorated to reflect obligations allocable to that portion of the demised premises subject to such assignment or sublease). The sums payable under this paragraph shall be paid to Lessor as and when paid by any assignee or subtenant to Lessee. Lessee shall be allowed to first recover its costs of procuring the transaction, including any concessions for tenant improvements, brokerage commissions, legal expenses, and other related transaction expenses.

Section 5.07

         Notwithstanding any assignment and assumption by the assignee of the obligations of Lessee hereunder, or Lessee's immediate or remote successor in interest, the Lessee herein named shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Lessee's obligations hereunder.

Section 5.08

         In the event that it shall be determined by a court of competent jurisdiction that Lessor unreasonably withheld consent pursuant to this Article, Lessee's sole remedy shall be for specific performance and Lessor shall not be liable for damages of any kind arising from its failure to consent.

Section 5.09

         It is understood and agreed that Lessor's consent to a proposed assignment or sublease shall not be deemed to permit any further use change subsequent to the assignment or sublease.


                                   ARTICLE VI

                                 EMINENT DOMAIN

Section 6.1

         In the event that the entire demised premises, or any substantial portion thereof or access thereto, shall be taken under eminent domain or condemnation proceedings, or in lieu of any condemnation proceedings or actions or in the context of a proposed taking, the Lessor shall



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grant an option to purchase and/or shall sell and convey the said premises or any substantial portion thereof or access thereto to the governmental or other public authority, agency, body or public utility, seeking to take the premises or any substantial portion thereof, then this Lease, at the option of the Lessor, or of Lessee if Lessee's business operations are substantially and adversely effected, shall terminate, and the term hereof shall end as of such reasonable date as the Lessor shall fix by notice in writing (which date shall not be later than the date of such taking); and the Lessee shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings, and all rights of the Lessee to damages, if any, are hereby assigned to the Lessor, except that Lessee may, if permitted by law, interpose and prosecute in any proceeding in respect to the taking, independent of any claim of Lessor, claims for the reasonable value of the Lessee's fixtures or personal property, for damages for interruption or dislocation of Lessee's business and loss of good will and for moving and relocation expenses. The Lessee agrees to execute and deliver any instruments as may be reasonably deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof, Lessee covenants and agrees to vacate the said premises, remove all the Lessee's personal property therefrom and deliver up peaceable possession thereof to Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee to comply with any provisions in this clause shall subject Lessee to such costs, expenses, damages and Lessee as the Lessor may incur by reason of Lessee's breach hereof. In the event of any termination pursuant to the terms hereof, all rent shall abate as of the date of termination and any prepaid rent or additional rent shall be provided and refunded to Lessee.



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                                  ARTICLE VII

                             FIRE AND OTHER CASUALTY

Section 7.1  - Casualty Loss Provisions

         In case of fire or other casualty, Lessee shall give immediate notice to Lessor. If the premises shall be partially damaged by fire, the elements or other casualty, Lessor shall repair the same as speedily as practicable, and Lessee's obligation to pay the rent hereunder while said repairs are being made shall be abated in proportion to the extent of the interference with Lessee's use of the premises. Notwithstanding the foregoing, in the event the premises be so extensively and substantially damaged as to render them untenantable, the rent shall cease until such time as the premises shall be made tenantable by Lessor. If repairs will take more than four (4) months to complete, either party shall have the option to terminate the lease.

         In the event the premises are totally destroyed or so extensively damaged as to require practically a rebuilding thereof, then the rent shall be paid up and prorated to the time of such destruction and then and from thence forth this Lease shall terminate.

         In no event, however, shall the provisions of this paragraph become effective or be applicable, if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of Lessee or the Lessee's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, the Lessee's liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Lessee's part to be performed shall continue and the Lessee shall be liable to the Lessor for the damage and loss suffered by Lessor, less any amounts received by Lessor from insurance proceeds.


                                  ARTICLE VIII

                            CONDITIONS OF LIMITATIONS

Section 8.01

         This lease and the term and estate hereby granted are subject to the limitation that whenever Lessee shall make an assignment of the property of Lessee for the benefit of creditors, or whenever a petition shall be filed by or against Lessee under the provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a



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permanent receiver of Lessee of or for the property of Lessee shall be appointed, then Lessor (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Lessee, at any time after the event continues for thirty (30) days after notice of same to Lessee, Lessor may give Lessee a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Lessee shall remain liable for damages as provided in Article X.

Section 8.02

         This lease and the term and estate hereby granted are subject to the further limitations that:

         a) whenever Lessee shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Lessee to Lessor hereunder, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after Lessor gives written notice to Lessee of said Default or

         b) whenever Lessee shall do or permit anything to be done, whether by action or inaction, contrary to any of Lessee's obligations hereunder, and if such situation shall continue and shall not be remedied by Lessee within thirty (30) days after Lessor shall have given to Lessee a notice specifying the same; or, in the case of happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Lessor to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Lessee shall not (i) within said thirty (30) day period advise Lessor of Lessee's situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice to Lessor as shall reasonably be necessary; or

         c) whenever any event shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Lessee, except as expressly permitted by Article v; or


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         d)       whenever Lessee shall abandon the demised premises (unless as a result of a casualty);

         Then and in any of said cases, the occurrence of which shall be deemed to be defaults of this lease, this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate without the necessity of any notice or any further notice, as the case may be, except as may be set forth above, with the same effect as if that day were the Expiration date, but Lessee shall remain liable for damages as provided in
Article X.

                                   ARTICLE IX

                               RE-ENTRY BY LESSOR

Section 9.01

         If Lessees shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, or if Lessee shall default or if this lease shall expire or be terminated as in Article VIII provided, Lessor or Lessor's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, and may repossess same, and may remove any persons therefrom, to the end that Lessor may have, hold and enjoy the demised premises again as and of its first estate and interest therein. The word "re-enter," as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of
Article VIII or if Lessor shall re-enter the demised premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Lessee, Lessee shall thereupon pay to Lessor the fixed rent and additional rent payable by Lessee to Lessor up to the time of such termination of this lease, or of such recovery of possession of the Demised premises by Lessor, as the case may be and shall also pay to Lessor damages as provided in Article X.

 Section 9.02

         In the event of a breach or threatened breach by Lessee of any of its obligations under this lease, Lessor shall also have the right of injunction. The special remedies to which Lessor may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may lawfully be entitled at any time and Lessor may invoke any remedy allowed at law or equity as if specific remedies were not provided for herein.

Section 9.03

         If this lease shall terminate under the provisions of Article VIII, or if Lessor shall re-enter the demised premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Lessee, Lessor shall be entitled to retain all monies, if any, paid by Lessee, whether as advance rent, security or otherwise, but such monies shall be credited by Lessor against any fixed rent or additional rent due from Lessee at the time of such termination or re-entry or, at Lessor's option, against any damages payable by Lessee under
Article X or pursuant to law, with any excess to be returned to Lessee.

                                   ARTICLE X

                                     DAMAGES

Section 10.01

         If this lease is terminated under the provisions of Article VIII, or if Lessor shall re-enter the demised premises under the provision of Article IX, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Lessee, Lessee shall pay to Lessor as damages, at the election of Lessor, either the present value of:

         a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Lessor, as the case may be, represents the then value of the excess, if any, of

         1) the present value of the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Lessee (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case maybe, and ending with the Expiration Date, had this lease not so terminated or had Lessor not so re-entered the Demised Premises, over

         2) the present value of the aggregate fair market rental value of the Demised premises for the same period, or

         b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Lessee had this lease not so terminated, or had Lessor not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the expiration date; provided, however, that if Lessor shall relet the Demised Premises during said period, Lessor shall credit Lessee with the net rents received by Lessor from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Lessor from such reletting the expenses incurred or paid by Lessor in terminating this lease or in re-entering the demised premises and in securing possession thereof, as well as the expense of reletting, including altering and preparing the demised premises for new Lessees, broker's commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Lessee be entitled to receive any excess of such net rents over the sums payable by Lessee to Lessor hereunder, nor shall Lessee be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents for a reletting, except to the extent that such net rents are actually received by Lessor. If the Demised premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made for the rent received from such reletting and of the expenses of reletting. If the Demised Premises or any part thereof be relet by Lessor for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Lessor agrees to use reasonable commercial efforts to relet the premises for the unexpired term of the Lease.

Section 10.02

         Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Lessor from time to time at its election, and nothing contained herein shall be deemed to require Lessor to postpone suit until the date when the term of the Lease would have expired if it had not been so terminated under the provisions of Article VIII, or under any provision of law, or had Lessor not re-entered the demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Lessor against Lessee of any sums or damages to which, in addition to the damages particularly provided above, Lessor may lawfully be entitled by reason of any default hereunder on the part of Lessee.

                                   ARTICLE XI

                      MORTGAGE PRIORITY AND MECHANICS LIENS

Section 11.1  - Priority of Mortgages

         This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording, and Lessee agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effectuate the subordination of this Lease to any such mortgages. A refusal by Lessee to execute such instruments shall entitle the Lessor to damages or injunction.

 Section 11.2 - Mechanic's Liens

         Lessee shall not suffer or permit any mechanic's liens or other liens to be filed against the premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Lessee or anyone holding through Lessee and agrees to indemnify and save Lessor harmless against such liens. If any such lien shall at any time be filed against the premises, Lessee shall within thirty (30) days after notice of the filing, cause the same to be discharged of record or secure a satisfactory bond in regard thereto at Lessee's cost and expense. Failure to do so shall constitute an event of default under this Lease.

                                  ARTICLE XII

                             NON-LIABILITY OF LESSOR

Section 12.1

         Lessor shall not be liable for any loss, damage or injury which may be sustained by Lessee or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspout or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment or by reason of the elements or resulting from the carelessness, negligence or improper conduct on the part of Lessee, or Lessee's agents, employees, guests, licenses, invitees, subtenants, assignees or successors attributable to any interference with, interruption of or failure, beyond the reasonable control of Lessor, of any services to be furnished or supplied by Lessor. Lessee shall indemnify, defend and hold Lessor harmless from and against any claims for loss, damage or injury, except if the liability results from the negligence, willful misconduct, or breach of the Lease by the Lessor.

                                  ARTICLE XIII

                                   NON-WAIVER

Section 13.1

         The various rights, remedies, options and elections of the parties, expressed herein, are cumulative, and the failure of the Lessor or Lessee to enforce strict performance by the other of the conditions and covenants of this Lease or to exercise any election or option, or to resort to have recourse to any remedy herein conferred or the acceptance by Lessor or payment by Lessee of any installment of rent in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Lessor or Lessee of any such condition and covenants, options, elections or remedies, but the same shall continue in full force and effect.

                                  ARTICLE XIV

                            RIGHT TO EXHIBIT; ACCESS

Section 14.1

         Lessee agrees to permit the Lessor and the Lessor's agents, employees or other representatives to show the premises to mortgage holders, prospective purchasers, lessees or mortgage lenders, at reasonable times upon reasonable notice so as to not unreasonably interfere with Lessee's business and Lessee agrees that on and after six (6) months next preceding the expiration of the term hereof, Lessor or Lessor's agents, employees or other representatives shall have the right to place notices on the front of said premises or any part thereof, offering the premises for rent or for sale and the Lessor hereby agrees to permit the same to remain thereon without hindrance or molestation. Lessor shall also have the right to enter upon the premises at reasonable times for the purpose of making repairs, alterations or maintenance. Lessee shall also permit Lessor to install, use and maintain pipes, ducts and conduits within the walls, bearing columns and ceilings of the premises. This clause shall not be deemed to create an obligation on the part of Lessor to perform the aforementioned activities. Lessor shall provide reasonable notice before entering the premises to make repairs (except in emergencies) and shall make such repairs at such times and in such manner so as to minimize interference with Lessee's use of the premises, insofar as reasonably practicable.

                                   ARTICLE XV

                            NON-PERFORMANCE BY LESSOR

Section 15.1

         Except as otherwise expressly provided in this Lease, this Lease and the obligation of the Lessee to pay the rent hereunder and comply with the covenants and conditions herein shall not be affected, curtailed, impaired or excused because of Lessor's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or because of strikes or other labor trouble or for any cause beyond the reasonable control of the Lessor.

                                  ARTICLE XVI

                    QUIET ENJOYMENT AND WAIVER OF SUBROGATION

Section 16.1  -  Quiet Enjoyment

         Lessor covenants and represents that Lessor is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that the Lessee, on paying the rent and performing the conditions and covenants herein contained, shall and peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

Section 16.2 - Waiver of Subrogation

         Lessee hereby waives all rights of recovery against Lessor, or its agents, employees or other representatives, for any loss, damages or injury of any nature whatsoever to property or person for which the Lessee is insured. The Lessee shall obtain from its insurance carriers and will deliver to Lessor, waivers of the subrogation rights under the respective policies.

                                  ARTICLE XVII

                                     BROKERS

         The parties hereby covenant and represent to each other that there were no Brokers instrumental in negotiating and consummating this lease. The parties hereby mutually agree to hold each other harmless against any claims for commissions arising out of any communications or negotiations by each respective party with any broker.

                                 ARTICLE XVIII

                                      SIGNS

         The Lessee shall not place nor allow to be placed any signs of any kind whatsoever, visible from the premises exterior, upon, in or about the said premises or any part thereof, except after having obtained the prior written approval of Lessor as to design, structure and location, which approval shall not be unreasonably withheld or delayed. In case the Lessor or the Lessor's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof (without creating any obligation herein on the part of Lessor), they may be so removed, but shall be replaced as soon as practicable at the Lessor's expense when the said repairs, alterations or improvements shall have been completed, unless said repairs, alterations or improvements were the responsibility of Lessee under the terms of this Lease. Additionally, all signs installed by Lessee shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

                                  ARTICLE XIX

                                 ISRA COMPLIANCE

         Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, and the regulations promulgated thereunder ("ISRA") with respect to Lessee's occupancy of and activities upon the premises. Lessee shall, at Lessee's own expense, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection and

Energy (NJDEPE). Should the Bureau or any other division of NJDEPE determine that a clean-up plan be prepared and that a clean-up be undertaken because of any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this lease, then Lessee shall, at Lessee's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Lessee's obligations under this Article shall arise if there is any closing, termination or transferring of operations of an industrial establishment at the premises pursuant to ISRA. At no expense to Lessor, Lessee shall promptly provide all information requested by Lessor for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Lessor. Lessee shall indemnify, defend and save harmless Lessor from all fines, suites, procedures, claims and action of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this Lease; and from all fines, suits, procedures, claims and actions of any kind arising out of Lessee's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEPE. Where appropriate, and to the extent required, Lessor will cooperate therewith, at no expense to Lessor. Lessee's obligations and liabilities under this Article shall continue for so long as Lessor remains responsible for any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this lease. Lessee's failure to abide by the terms of this Article shall be restrainable by injunction.

                                   ARTICLE XX

                         LESSOR'S AND LESSEE'S PROPERTY

Section 20.1

         All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Lessee, shall be and remain a part of the premises, shall be deemed the property of Lessor, and shall not be removed by Lessee, except as hereinafter in this Article expressly provided.

Section 20.2

         All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the premises, which are installed in the premises by or for the account of Lessee, without expense to Lessor, and which can be removed without damage to the premises, and all furniture, furnishings and other articles of moveable personal property owned by Lessee and located in premises, (all of which are sometimes called "Lessee's Property") shall be and shall remain the property of Lessee and may be removed by it at any time during the term of this lease; provided that if any of Lessee's property is removed, Lessee shall repair or pay the cost of repairing any damage to the premises or to the building resulting from such removal.

Section 20.3

         At or before the expiration date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, Lessee, at its expense, shall remove from the premises all of Lessee's property and shall repair any damage to the premises or the building resulting from such removal.

Section 20.4

         Any other items of Lessee's property which shall remain in the premises after the expiration date of after a period of ten (10) day following, any earlier termination date, may at the option of Lessor, be deemed to have been abandoned, and in such case may either be retained by Lessor as its property or may be disposed of without accountability, in such manner as Lessor may see fit, at Lessee's expense.

                                  ARTICLE XXI

                                     NOTICES

         All notices required under the terms of this Lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease, or such other address as may be designated in writing, which notice of change of address shall be given in the same manner. Copies of notices to Lessor shall also be sent to John Selser Esq., 263 Main Street, Hackensack, NJ 07601.

                                  ARTICLE XXII

                                    VALIDITY

         The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

                                 ARTICLE XXIII

                                  SEVERABILITY

         The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law. it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

                                  ARTICLE XXIV

                                ENTIRE AGREEMENT

         This lease contains the entire contract between the parties, and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, successors and assigns.

                                  ARTICLE XXV

                                  CONSTRUCTION

         This Lease and the rights and obligations of the parties hereto shall be interpreted and construed in accordance with the laws of the State of New Jersey.

                                  ARTICLE XXVI

                                ARTICLE HEADINGS

         The article headings in this lease are utilized only as a matter of convenience in reference and are not to be given any effect whatsoever in the construction hereof.

                                 ARTICLE XXVII

                                 RENEWAL OPTION

         Lessor hereby grants an option to renew this lease for a term of five
(5) years after the expiration of its original term (i.e., from April 1, 2004 to March 31, 2009) on the same terms as this lease, except that the rental during said renewal term shall be determined as herein set forth. The within option grant is subject to Lessee not being in default at time of option exercise and having paid on a timely basis all sums due to Lessor or otherwise during the prior twelve (12) months.

         This option may be exercised by Lessee by giving Lessor written notice thereof via certified mail, return receipt requested, which notice must be received by Lessor on or before June 30, 2003, after which date this option (unless so exercised) shall be null and void. Rental during the option period shall be at ELEVEN THOUSAND FIVE HUNDRED ($11,500.00) DOLLARS PER MONTH. Lessee may rescind and cancel its renewal option exercise by written notice of same delivered to Lessor on or before August 15, 2003. In such case, on January 31, 2004, the Lease shall terminate and Lessee shall vacate the premises. The foregoing right of Lessee to rescind and cancel the renewal option shall be Lessee's sole and exclusive remedy. Failure of Lessee to cancel and rescind in strict compliance with the foregoing shall be deemed to constitute a waiver of said right by Lessee and an acceptance by Lessee of the rental amount determined by Lessor.

         Lessee further understands and agrees that they are bound and responsible for ALL ARTICLES and OBLIGATIONS of this lease for the period of November 1, 1997 to April 1, 1999 (Period of last lease option expiration with continued occupancy by Lessee).

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands a and seals, or caused these presents to be signed by their proper corporate officers and their corporation seals to be affixed, as of the day and year first above written.

WITNESS:                                 FMCSR HOLDING CORP.



 /s/ [illegible]    date: 3/22/99        /s/ Frank Casagrande   date:3/22/99
-------------------------------------    -------------------------------------
                                         FRANK CASAGRANDE (LESSOR)






ATTEST:                                  HORIZON HIGH REACH INC.  (LESSEE)




/s/ Jennifer L. Mathis  date: 4/1/99     /s/ Rick Penkert     date:4/1/99
------------------------------------     ------------------------------------

     [NOTARY PUBLIC SEAL]                TITLE:       GM - VP
                                               ------------------------------

                                  FMCSR 3-22-99
                              1st Floor + Yard Area


                                  [Floor Plan]

                                  FMCSR 3-22-99
                             2nd Floor Office Space


                                  [Floor Plan]

                                       28